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                                                                    Exhibit 23.1


             CONSENT OF GRANT THORNTON LLP, INDEPENDENT ACCOUNTANTS

We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Equity Incentive Plan, Associate 401(k) and Stock Ownership Plan and the 1997 Non-Employee Directors' Stock Option Plan and of First Consulting Group, Inc. of our report dated February 8, 1999 with respect to the consolidated financial statements of First Consulting Group, Inc., included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, (No. 333-41121), filed with the Securities and Exchange Commission.

/s/ GRANT THORNTON LLP

Irvine, California
March 30, 1999